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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 --------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 18, 2005



                             THE ENSTAR GROUP, INC.
            --------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

        GEORGIA                     0-07477                       63-0590560
------------------------    ----------------------     ---------------------------------
(State of Incorporation)    Commission File Number     (IRS employer identification no.)
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                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (334) 834-5483



                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[ ] WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

[ ] SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR 240.14A-12)

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14D-2(b))

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13E-4(c))



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ITEM 8.01.  OTHER EVENTS.

         On October 18, 2005, The Enstar Group, Inc. (the "Company") announced that it and its affiliate, Castlewood Investments, Inc. ("Castlewood"), are participating with a group of investors that have entered into a memorandum of understanding with Refco, Inc. for the purchase of Refco's futures brokerage business conducted through Refco LLC, Refco Overseas Ltd., Refco Singapore Ltd. and certain related subsidiaries and other assets. In connection with this transaction, the Company and Castlewood have each committed to provide up to $25 million of the proposed purchase price of approximately $768 million. A copy of the Company's press release is attached to this Current Report on Form 8-K as
Exhibit 99.1 and is incorporated herein by reference.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.



(c)      Exhibits



         99.1 Text of the Press Release of The Enstar Group, Inc., dated October 18, 2005.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:  October 20, 2005





                                      THE ENSTAR GROUP, INC.



                                      By: /s/ Cheryl D. Davis

                                      ---------------------------------------
                                      Cheryl D. Davis
                                      Chief Financial Officer, Vice President
                                      of Corporate Taxes and Secretary